Exhibit 99.2
SIGNATURES

Dated: April 4, 2014

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GOLDMAN, SACHS & CO.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI FUND, L.P.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GSCP VI ADVISORS, L.L.C.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GSCP VI OFFSHORE ADVISORS, L.L.C.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS ADVISORS VI, L.L.C.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GOLDMAN, SACHS MANAGEMENT GP GMBH

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact